UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2018

CESCA THERAPEUTICS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-82900	94-3018487
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2711 Citrus Road, Rancho Cordova, California		95742
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (949) 753-0624

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2018, Vivian Liu, the Chief Operating Officer, Corporate Secretary and a director of Cesca Therapeutics, Inc. (the “Company”), notified the Company that she has decided to resign from the Company’s Board of Directors effective upon the expiration of her director term on June 22, 2018. As a result, Ms. Liu will not accept reelection as a director at the Company’s Annual Meeting of Stockholders to be held on June 22, 2018. Ms. Liu’s decision to resign did not involve any disagreements with the Company, the Company’s management, or the Board of Directors on any matter relating to the Company’s operations, policies, or practices. Ms. Liu will continue to serve as the Chief Operating Officer and Corporate Secretary for the Company and as a director and executive officer of the Company’s majority-owned ThermoGenesis Corp. subsidiary. As a result of Ms. Liu’s resignation as director, it is anticipated that the Company’s Board of Directors will vote on June 22, 2018 to decrease the size of the Board of Directors from 6 members to 5 members.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CESCA THERAPEUTICS INC.

Dated: June 13, 2018	/s/ Xiaochun Xu
Xiaochun (Chris) Xu, Chief Executive Officer